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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-86449 of Collectors Universe, Inc. on Form S-1 of our report dated June 4, 1999, related to the statements of income and (deficiency) equity and of cash flows of the auction business of Lyn F. Knight Rare Coins, Inc. for the years ended December 31, 1997 and 1998, appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Costa Mesa, California

October 29, 1999